UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a -12

Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1 Luby’s, Inc. NYSE: LUB Investor Presentation 2008 Annual Meeting of Stockholders * * *

Forward-Looking Statements
Statements in this discussion regarding future financial results and other statements of Luby’s, Inc. (“Luby’s” or the “Company”) that are not statements of historical fact are considered forward-looking statements. Forward-
looking statements include statements about the Company's expected capital expenditures in fiscal year 2008, expected sales at the Company's new prototype restaurant, plans regarding the construction of new units and expansion into new markets, expectations regarding the opening of new units, and expected financial results for new units. Actual results might differ materially from those projected in the forward-looking statements.
Additional information relating to the factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in publicly available documents that the company has previously filed with the Securities and Exchange Commission (“SEC”) including prior Annual Reports on Form
10-K and Quarterly Reports on 10-Q.
Additional Information
In connection with the solicitation of proxies, Luby's has filed with the SEC a definitive proxy statement on
November 29, 2007 (the "Proxy Statement"). The Proxy Statement contains important information about Luby's and the 2008 Annual Meeting of Shareholders. Luby's shareholders are urged to read the Proxy Statement carefully.
On November 29, 2007, Luby's began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby's through the website maintained by the SEC at www.sec.gov. The Proxy Statement and
other relevant documents also may be obtained free of charge from Luby's by contacting Investor Relations in writing at Luby's, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at
713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby's website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company's proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at
1-800-322-2885.
Luby's and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of
Shareholders. Information about Luby's directors and executive officers is located in the Proxy Statement.

About Luby’s
Operates 128 cafeteria dining restaurants (fast casual)
Strong brand recognition and virtually no direct competition in its markets
Unique customer offering
Quality food made from scratch
Value pricing: 35% to 50% below price per person cost of competitors
Menu variety, family dining, unique offerings
Outstanding customer service
Serves a broad customer demographic – families, children, boomers
High-frequency customer visits
Business- and family-oriented
Traded on the New York Stock Exchange (NYSE: LUB)
“Our mission is to be the most innovative and successful cafeteria company in America and to serve our customers convenient, great tasting, home-style meals at an excellent value, in a clean and friendly environment.”

128 Restaurants Clustered in Major Texas Markets
Texas:
Top U.S. Cities
Population Rank
      Houston Metro
40 4th
      Dallas/Fort Worth Metro 23 9th/20th
      San Antonio Metro
16 7th
      Rio Grande Valley
11
      Austin 7 16th
      Other Texas Markets 24
Other States 7
                Total 128
Source: U.S. Census Bureau
Top 50 Cities in the U.S. by Population Rank

In 2001, New Management Team Found Challenges
and Opportunities
Needed new CEO, COO, CFO & GC
Faced operational challenges
Lacked lending sources
More than $120 million of debt
Not profitable
Many stores were underperforming
Opportunities
Enhance food quality and variety
Modernize operations
Expand customer base

Luby’s Board and Management Have
Successfully Enhanced Shareholder Value
Chris and Harris Pappas joined Luby’s in 2001
Brought over 30 years of restaurant industry experience
Completely disinterested and independent Board named Chris
and Harris Pappas and Frank Markantonis to the Board in 2001
Total Pappas investment to-date: $27 million
Initially invested $6 million prior to joining the Board
Loaned Luby’s $10 million (subsequently converted to equity)
Exercised options and spent $11 million on additional equity
Under the leadership of this Board and management team,
the Company
Returned to profitability in 2005
Eliminated $120 million of debt by 2006; today the Company is debt-free
Increased same-store sales through improvements in product
offerings and better store-level execution
Outperformed its competitors despite a challenging restaurant environment
Opened first new prototype restaurant & first large culinary services account in 2007

7 Luby’s Financial Performance New Management Impact: 2001 to 2007

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
August 2007
0.00
50.00
100.00
150.00
200.00
250.00
300.00
2002 2003 2004 2005 2006 2007
LUBY'S INC S&P 600 Restaurant Index
.
Luby’s has generated a total shareholder return of nearly 150%
-- significantly outperforming the S&P 600 Restaurant Index
Shareholder Return Exceeds Peers
Source: S&P Small Cap 600 Data Copyright ©2006, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

Increased Store Sales with Reduced Store Count
0
50
100
150
200
250
FY01 FY02 FY03 FY04 FY05* FY06 FY07
$0.0
$0.5
$1.0
$1.5
$2.0
$2.5
$3.0
Year-End Store Count Avg. Unit Sales
*Fiscal year 2005 was a 53 week year, compared to all other fiscal years presented here which are 52 weeks.
Total Sales   $467.2        $399.1        $318.5        $308.8  $322.2        $324.6        $318.3
($ in millions)
Avg. unit sales calculated as total sales divided by avg. store count during the year.

Growing Margins
-35
-25
-15
-5
5
15
Income From Operations Income from Ops. % of total sales
($in millions)
FY01      FY02       FY03      FY04      FY05*     FY06     FY07
1%
5.1%
4.9%
6.0%
2.9%
*Fiscal year 2005 was a 53 week year, compared to all other fiscal years presented here which are 52 weeks.

Growing Profitability While Investing In Business
$-
$5
$10
$15
$20
$25
$30
$35
FY01 FY02 FY03 FY04 FY05* FY06 FY07
Cash Flow From Operations Capital Expenditures
($in millions)
*Fiscal year 2005 was a 53 week year, compared to all other fiscal years presented here which are 52 weeks.

12 Restored Balance Sheet ($140) ($120) ($100) ($80) ($60) ($40) ($20) $0 $20 $40 Cash Debt ($in millions) FY01 FY02 FY03 FY04 FY05 FY06 FY07

13 Improved Expense Efficiency 82.7% 82.7% 82.8% 84.9% 85.7% 86.8% 89.1% FY01 FY02 FY03 FY04 FY05 FY06 FY07 Prime Costs & Other Operating Expenses

New Strategic Growth Plan to Create Long-Term
Shareholder Value
Earlier this year, Luby’s announced a new strategic growth
plan designed to position the Company for the future and
create long-term shareholder value
Open new restaurants based on an innovative, upscale design
Invest in existing restaurants
Expand our brand
FY08 Capex: $33M to $40M
New unit development costs related to real estate:
approximately $4M to $5M
Construction and equipment costs for new units: approximately
$15M to $17M (approx. $2.8 million per unit)
Recurring repairs at existing units: approximately $6M to $7M
Upgrades and technology costs at our existing units:
approximately $8M to $11M

Debuting New Innovative, Upscale Restaurants
New next generation cafeterias offer customers
An upscale dining experience
Healthy choices
The same quality food, variety and affordability
The first new restaurant opened in Cypress, Texas on
August 17
th
Already outperforming the system average unit sales of $2.5M
– on pace to exceed $3.25M
Well-received by customers
Anticipate building 45 to 50 new restaurants over the next
five years in growing areas of existing markets and
expanding to promising new growth markets
Expect to open 4 to 6 new units in 2008
New restaurants will drive increased market share, higher
unit sales and enhanced store-level profit
Expect 15 – 20% cash flow return

Investing In and Enhancing Existing Restaurants
Update existing locations to further enhance the
dining experience of our guests
Performed upgrade work at 30 stores in FY07
Rest rooms, interior, ceiling tile work, dining room
lighting, carpet, high chairs, tables, chairs, exterior paint and benches.
Additional new components: Pay at the end of the line,
booths & booth walls, condiment stands, & salad &
dessert display cases
Restaurant management team continues to focus
on maintaining Luby's high standards of food
quality, service and profitability

Expand Our Brand: Grow Culinary Contract Services
Build on Luby’s core strengths by bringing high-
quality, made-from-scratch offerings to new
facilities at hospitals and medical schools
New dining facility at Baylor College of Medicine
has been well-received by customers and is
performing in line with expectations
Continue to grow the culinary contract business,
which increased from one account to eight in FY07
Focused on growing this area of business and
expanding our brand into the healthcare sector

The New Luby’s Experience
New Store
150 Person Line Capacity
Furniture & Booths
Granite Serving Line
Open Kitchen
Bar/Counter (single diners)
TVs
WiFi
Electronic Menu Screen
Salad & Dessert Display
Cases
Old Store
75 Person Line Capacity
Tables & Chairs only
Steel Serving Line
Closed-Off Kitchen
None
None
None
None
Ice Displays/Limited
Visibility

19 Traditional Luby’s New Prototype New Generation Luby’s Cafeteria

20 Customer Friendly Bar & Waiting Area Increased Queuing Capacity: 150 person capacity vs. 75 at other Luby’s Spacious Serving Line and Open- View Kitchen Concourse

Positive Wall Street Review
“We were quite impressed by the layout, ambience, and
location. In our opinion, the new restaurant represents a
substantial improvement over existing locations. This
opening, therefore, gives us greater confidence in
Luby’s growth plan and the use of this restaurant
design as the vehicle.”
“We believe this attractive design creates more energy in the restaurant and gives Luby’s a greater casual dining ambiance that should be more appealing to today’s consumers, who
are less inclined to dine at cafeterias. Therefore, these new
Luby’s should attract a broader customer base and
thus generate higher sales volumes, in our opinion.”
8/16/07 SMH Research Report
Permission to use quotation neither sought nor obtained.

Luby’s Has the Right Board to Implement Strategic
Growth Plan
Luby’s Board has the necessary depth and breadth of expertise in areas that are critical to
Luby’s continued success
Luby’s directors are veterans in restaurant management, public company leadership, real estate, finance, accounting, marketing, law and customer relations
The ethnic diversity and region representation of the Board reflects Luby’s customer demographic and major markets served
The Board is highly-qualified, independent-minded and committed to good corporate governance
7 of 10 directors are independent
Designated independent lead director
Separate Chairman and CEO positions
4 new independent directors since 2002
Independent directors meet in executive sessions without management
Finance & Audit, Nominating & Corporate Governance and Executive Compensation
Committees all consist entirely of independent directors
Committees are authorized to engage independent advisors and counsel
Board has complete access to all Luby’s officers and employees
Board publishes and follows clear, defined corporate governance guidelines
Luby's Corporate Governance Quotient (CGQ®) as of 6-Nov-07 is better than 90.6% of CGQ
Universe companies and 68.9% of Consumer Services companies.

Luby’s Director Nominees: Experienced, Independent and
Committed to Enhancing Shareholder Value
–
Licensed to practice medicine; distinguished career in public health
–
Retired President of the United Way of the Texas Gulf Coast
–
Served as director of Public Health for the City of Houston from 1980 until 1983, which included responsibility for the regulation of all food service establishments in the city
–
Director of Belo Corp., SYSCO Corp., Sun America Fund, Valic Corp., and the Houston Convention
Center Hotel
–
Former member of the Board of Regents of the University of Texas at Austin
Dr. Judith B. Craven
Vice Chair of Board
Personnel and Administrative
Policy Committee (C)
Executive Compensation
Committee (VC)
Executive Committee (VC)
Nominating and Corporate
Governance Committee
–
Attorney with over thirty years of legal experience representing clients in the restaurant industry, with a concentration in real estate development, litigation defense, insurance procurement and coverage, immigration and employment law
–
General Counsel of Pappas Restaurants
–
Member of the State Bar of Texas, District of Columbia Bar, and a Fellow in the Houston Bar
Association
Frank Markantonis
Personnel and Administrative
Policy Committee
–
Certified Public Accountant
–
18 years KPMG, 10 years KPMG Audit Partner
–
Principal owner of the public accounting and professional services firm Mir•Fox & Rodriguez, P.C., which he founded in 1988
–
Director of the Memorial Hermann Hospital System, the Greater Houston
Community Foundation, the Sam Houston Council of Boy Scouts, the Advisory
Board of the University of Houston-Downtown School of Business, and the
Houston Region Advisory Board of JPMorgan Chase Bank of Texas
Gasper Mir
Chairman of Board
Executive Committee (C)
Nominating and Corporate
Governance Committee (C)
Finance and Audit Committee
Directors Standing for Re-Election
–
Chairman and Chief Executive Officer of San Antonio based GRE Creative Communications, a bilingual marketing and public relations firm
–
Extensive experience in conducting food service television marketing campaigns
–
Chairman of the Texas Aerospace Committee
–
Director of USAA Federal Savings Bank
Arthur Rojas Emerson
Finance and Audit Committee

The Dissidents’ Plan Is DETRIMENTAL to Luby’s
Ramius has no interest in long-term value creation
Ramius is presenting a short-term plan to
manipulate the Company’s balance sheet by
engaging in a sale/leaseback of its real estate
Ramius’ plan would deplete capital assets and potentially
saddle the Company with debt and make it difficult, if not
impossible, to pursue the Company’s strategic growth plan
By owning rather than leasing properties, Luby’s
generates better operating margins and greater
cash flow returns, which better positions the
Company for growth

Dissidents’ Nominees Will Add Nothing to Luby’s Board
Little If Any Familiarity with Luby's: Only one of the four Ramius nominees lives in a state where Luby's operates
No Stock Ownership:  None of Ramius’ four nominees directly owns shares of Luby's stock
No Expressed Interest in Luby's Operations/Finances: None of Ramius’ four nominees has contacted any member of Luby's senior management or Board of Directors to discuss the company, its finances or operations
Disappointing Actual “Restaurant Experience”:
Brion Grube: 2005-2006: President/CEO of Baja Fresh Mexican Grill, owned by Wendy’s
Due to poor performance during Grube’s tenure, Wendy’s sold Baja Fresh for $31 million
— $244 million less than Wendy’s purchase price of $275 million
2004-2005: President/CEO of another unprofitable Wendy’s subsidiary, Cafe Express, which was sold in 2007 due to poor performance
Grube is currently retired
Matthew Pannek: May 2006 to August 2007: President/CEO of Magic Brands and
Fuddruckers, Inc.
Led brand for only 15 months
Limited operational experience
Pannek is currently a consultant
Stephen Farrar: 1992-2006:  Senior Vice President, Western Region, Wendy’s
During his tenure, Wendy’s bought two now- failed chains:  Baja Fresh & Cafe Express
Agreeing with an activist investor to sell Baja Fresh, Wendy’s also agreed to reduce its corporate overhead by $100 million.  Farrar “retired early” during the reorganization
Farrar is currently a consultant

Dissidents’ Nominees Will Add Nothing to Luby’s Board cont.
The fourth nominee, William J. Fox, has no restaurant experience and has faced accusations of corporate governance deficiencies in the past
In merely 18 months, Ramius has nominated Fox to four different Boards of
Directors.  Fox is currently a nominee for three Boards
According to a complaint filed by Payless Shoesource, Inc. that named Fox as a defendant
During Fox’s tenure as a senior executive officer of Revlon, the company’s stock lost more than 45% of its market value in a single day, costing investors more than $1.5 billion
Fox was a named defendant in a lawsuit relating to his service at Revlon and The Cosmetic
Centers, allegations against him included fraud and violations of securities laws.  The suit was reportedly settled for $10 million in 2003
The Cosmetic Centers filed for bankruptcy in April 1999
Fox is a former Vice Chairman, member of Advisory Board of Barington Capital, another dissident hedge fund with a record of activism as a partner with Ramius
Fox recently resigned as lead director of Nephros (Amex:NEP) on September 19
2007; NEP stock declined 85% from $5.80 to $0.77 during Fox’s three-year tenure
We do not believe Luby’s growth objectives can be achieved
with Ramius’ nominees on the Board

Wall Street Recognizes Luby’s Has The Right Plan
“Company transitioning from turnaround phase to growth phase. After turning around the business, LUB is now focused on growth through the expansion of its restaurant base using an attractive new prototype and its culinary service business. We believe this strategy should drive higher earnings and returns and, subsequently, the stock’s valuation.”
“Superior management team and attractive asset base. LUB has one of the most talented management teams in the business, in our opinion, giving us confidence in the execution of the company’s growth plan. A rich asset base through LUB’s real estate ownership limits the downside risk, too.”
“LUB’s
accelerating long-term growth outlook and superior management team are the key drivers of why we think LUB shares will outperform the broader market and its peers over the next 12 months. Over the long term, the market eventually rewards restaurant companies that have improving growth outlooks with higher multiples. Therefore, we believe that as the market begins to recognize the upside of LUB’s strategy, the stock should appreciate ahead of its peers. Luby’s is also led by a very experienced management team that is implementing the right strategy to enhance shareholder value, in our opinion, and has the talent to execute.”
12/12/07 SMH Research Report: Permission to use quotation neither sought nor obtained.

Conclusion
Luby’s Board and management are committed to
maximizing shareholder value
Luby’s strategic growth plan is the right plan
Luby’s has the right Board to oversee the
implementation of the Company’s strategic
growth plan
Ramius’ nominees would add nothing to Luby’s
Board and, in fact, would undermine future
growth of the Company
Commit to the Company’s Strategic Growth Plan
for Shareholder Value
Vote FOR Luby’s Experienced Director Nominees
on the WHITE Proxy Card